UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 18, 2007
                                                                                       -------------------------

Commission File Number:	0-8952

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	13-6294787
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1251 Avenue of the Americas, N.Y., N.Y.	10020
(Address of principal executive offices)	(Zip Code)

(212) 408-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 1.01. Entry into a Material Definitive Agreement

The following information is included as an amendment to the Form 8-K dated June 22, 2007, filed on June 27, 2007 and incorporated herein by reference.

As previously announced on June 22, 2007, the Registrant made an initial investment in the amount of $5 million in Sentinel Omaha LLC (“Omaha”), an affiliate of the Registrant’s general partner.  Sentinel White Plains LLC (“White Plains”), a wholly owned subsidiary of Omaha entered into a definitive merger agreement (the “APRO Agreement”) to acquire all the outstanding common shares in America First Apartment Investors, Inc. (“APRO” NASDAQ symbol: APRO) in a transaction valued at approximately $532 million, including the assumption of outstanding debt and excluding transaction costs.

As of September 18, 2007, the Registrant’s total investment in Omaha has increased to $37.2 million, representing a thirty percent ownership interest in Omaha.  The Registrant funded its investment in Omaha from cash on hand, the liquidation of marketable securities, and additional debt financing.

On September 18, 2007, APRO merged with and into White Plains.  White Plains is the surviving entity of the merger and each share of APRO common stock has been cancelled and will no longer trade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner

Principal Financial & Accounting Officer
Dated: September 19, 2007	By:	/s/ George N. Tietjen III
George N. Tietjen III
Chief Financial Officer & Treasurer